       As filed with the Securities and Exchange Commission on January 31, 1997.
                                                        Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          -------------------------

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          -------------------------

                           SYNAGRO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                         76-0511324
   (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                       16000 STUEBNER AIRLINE, SUITE 420
                              SPRING, TEXAS 77379
                                 (713) 370-6700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



 Donald L. Thone, Chief Executive Officer               With Copies To:
     16000 Stuebner Airline, Suite 420                 T. William Porter
            Spring, Texas 77379                     Porter & Hedges, L.L.P.
              (713) 370-6700                       700 Louisiana, 35th Floor
    (Name, address, including zip code,               Houston, Texas 77002
      and telephone number, including                    (713) 226-0600
     area code, of agent for service)


          Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]_____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                 Proposed Maximum  Proposed Maximum
                                                                  Offering Price       Aggregate
 Title of Each Class of Securities to be           Amount to be        Per             Offering           Amount of
 Registered                                         Registered        Share              Price        Registration Fee
------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.002 per share(2)  . .     421,296       $2.78125 (1)      $1,171,729.50       $355.07 (1)
========================================================================================================================

(1) Pursuant to Rule 457(c), the registration fee is calculated basis of the average of the high and low sale prices for the Common Stock on the Nasdaq SmallCap Market on January 27, 1997, $2.78125 per share.
(2) Includes preferred share purchase rights associated with the Common Stock.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



================================================================================

                  SUBJECT TO COMPLETION DATED JANUARY 31, 1997

PROSPECTUS

                                 421,296 SHARES

                           SYNAGRO TECHNOLOGIES, INC.

                                  COMMON STOCK

                        ------------------------------

    The shares offered hereby are shares of common stock, par value $.002 per share (the "Common Stock"), of Synagro Technologies, Inc., a Delaware corporation ("Synagro" or the "Company"), are owned by, or subject to options held by, certain shareholders of the Company ("Selling Stockholders"). The Company will not receive any part of the proceeds of the sale of the Common Stock offered hereby.

    The Common Stock is traded on the Nasdaq SmallCap Market under the symbol "SYGR." On January 27, 1997, the closing sale price of the Common Stock on the Nasdaq SmallCap Market was $2.875 per share.

    The Common Stock may be offered and sold from time to time by Selling Stockholders through brokers or dealers or directly to one or more purchasers in negotiated transactions, at market prices prevailing at the time of sale or at prices related to such market prices. The Selling Stockholders and brokers executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act. Although each Selling Stockholder may sell all or a portion of the shares of Common Stock offered hereby, no Selling Stockholder is required to make any such sale. For further information concerning the plan of distribution of the Common Stock, see "Plan of Distribution."

    The expenses of this offering, estimated at $13,355.07, will be paid by the Company.

                        ------------------------------

    PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE MATTERS SET FORTH UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 3.

                        ------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ------------------------------

               The date of this Prospectus is February ___, 1997.

    This Prospectus contains or incorporates by reference "Forward-looking statements" within the meaning of Section 27A of the Securities Act, and
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts so included in this Prospectus including, without limitation, statements regarding the Company's business strategy, plans, objectives and beliefs of management for future operations are forward-looking statements. Although the Company believes the expectations and beliefs reflected in such forward- looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are discussed herein under the captions "Risk Factors."

                             AVAILABLE INFORMATION

    The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").
The Registration Statement (defined below), as well as such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices at Seven World Trade Center, New York, New York 10048 and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. The Common Stock is listed and traded on the Nasdaq SmallCap Market and certain of the Company's reports, proxy statements and other information can be inspected at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1506. The Commission maintains a site on the World Wide Web that contains certain documents filed with the Commission electronically. The address of such site is http://www.sec.gov and the Registration Statement may be inspected at such site.

    The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus (or in any document incorporated into this Prospectus by reference) as to the contents of any contract or other document referred to herein (or therein) are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, which have been filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference and made a part of this Prospectus:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

    2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

    3. The Company's Definitive Proxy Statement for the 1996 Annual Meeting of Shareholders dated May 9, 1996.

    4. The Company's Current Reports on Form 8-K dated August 2, 1996, December 17, 1996, December 19, 1996 and December 27, 1996.

    5. The description of the Company's preferred share purchase rights contained in the Company's Registration Statement on Form 8-A (No. 21054), filed with the Commission on December 27, 1996; and

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock covered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document or information incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, expect as so modified or superseded, to constitute a part of this Prospectus.

    The Company undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents or information referred to above that has been or may be incorporated by reference in this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference). Requests should be directed to Synagro Technologies, Inc., 16000 Stuebner Airline, Spring, Texas 77379, Attn: Daniel L. Shook, Secretary, telephone (713) 370-6700.

                                  THE COMPANY

         Synagro Technologies, Inc. is engaged primarily in the business of the management of biosolids through beneficial reuse of organic materials. The Company offers a variety of services with respect to this business, including the transportation, treatment and monitoring of biosolids, and the marketing of end products from the treatment of such materials. The principal office of the Company is located at 16000 Stuebner Airline, Suite 420, Spring, Texas 77379, and its telephone number is (713) 370-6700.

                                  RISK FACTORS

         Prospective investors should consider the following Risk Factors, together with the other information contained elsewhere in this Prospectus, prior to purchasing the securities offered hereby.

LACK OF PROFITABILITY

         Although the Company has achieved net income of $689,059 for the nine
(9) months ended September 30, 1996, the Company incurred net losses of $4,553,169 and $4,164,795 for the years ended December 31, 1995 and 1994, respectively. Further, as of September 30, 1996, the Company had an accumulated deficit of approximately $10,511,978. The Company has historically financed its operations principally through the sale of equity and debt securities and through funds provided by operating activities. On October 18, 1995, the Company completed a public offering of 500,000 units of the Company's securities (the "Public Offering"), resulting in net proceeds to the Company of $4,920,000. There can be no assurances that the Company will operate profitably in the future or generate positive cash flow from operations, or that capital in excess of the net proceeds of the Public Offering or from the proceeds of the exercise of the warrants in connection with this Public Offering, if any, will not be required in order to meet the Company's debt service obligations or to accomplish the Company's current growth strategy. There can be no assurances that capital needed for the future will be available on terms favorable to the Company or at all.

HIGHLY LEVERAGED BUSINESS OPERATIONS

         As of September 30, 1996, the Company had short-term borrowings of $803,724 and long-term borrowings of $8,206,291, the current portion of which was $3,798,244. The Company also had short-term borrowings to affiliates as of September 30, 1996 of approximately $125,000, which are secured by certain assets of the Company. Accordingly, the Company will require substantial cash flow to meet its debt service requirements. Payment of principal and interest on these obligations will depend on the Company's future performance, which is subject to general economic and business factors beyond the Company's control. Further debt may be needed to finance any future acquisitions. It is likely therefore, that the Company's exposure to the risks associated with leverage will increase as its growth strategy is implemented.

POTENTIAL ENVIRONMENTAL LIABILITY

         The Comprehensive Environmental Response, Compensation and Liability Act of 1980, amended ("CERCLA"), and comparable state enactments, impose strict liability (liability without fault) for the releases of hazardous substances at a particular site. Liable parties include owners and operators of the site, parties who created the hazardous substances released at the site and parties who arranged for the transportation of hazardous substances to such site. Biosolids, by-products and end products have the potential to contain hazardous substances. The Company could face claims by governmental authorities, private individuals and other person alleging that hazardous substances were released during the treatment process or from the use of end products. The Company also may be exposed to certain environmental claims resulting from the actions of its end product customers. The Company currently maintains environmental impairment liability insurance in the amount of $6,000,000. The Company 's financial condition and results of operations could be materially adversely affected by a claim that is only partially covered by liability insurance.

RELIANCE ON ENVIRONMENTAL REGULATION

         Federal and state environmental legislation and regulations require substantial expenditures by wastewater sludge generators and impose liabilities on such entities for noncompliance. Environmental laws and regulations are, and will continue to be, a principal factor affecting the marketability of the Company's services and products. Any changes in these laws or regulations may adversely affect the operations of the Company by imposing additional regulatory compliance costs on the Company, and/or on wastewater sludge generators who may be potential customers of the Company. Such additional costs may prevent customers from using the Company's treatment methods for the Company's services or products. To the extent that demand for the Company's services and products is created by the need to comply with environmental laws and regulations, any relaxation in the standards created by, or strict enforcement of such laws and regulations may reduce the demand for the Company's services and products, thereby adversely affecting the Company's financial condition and results of operations .
REGULATORY REQUIREMENTS OF OPERATIONS

         The Company operates in a highly regulated environment and the wastewater treatment and other plants at which the Company's treatment processes may be implemented are required to have permits and approvals from federal, state and local governments for the operation of such facilities. In addition, the construction of biosolid treatment facilities may require a number of permits and approvals, and may in certain instances require an environmental impact study. Any of such permits or approvals or applications therefor, may be subject to denial, revocation or modification under various circumstances. Also, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended or are enforced differently, the Company may be required to obtain additional permits or approvals. The process of obtaining a required permit or approval may be lengthy and expensive and the issuance of such permits or the obtaining of such approval may be subject to public opposition. There can be no assurances that the Company will be able to meet applicable regulatory requirements or that further attempts by state or local authorities to prohibit the land application or agricultural use of biosolids will not be successful, which could result in a material adverse impact on the Company's financial condition and results of operations.

ACQUISITION STRATEGY; ADDITIONAL FINANCINGS

          The Company's current strategy is to expand as a provider of biosolids management and beneficial reuse of organic materials and related services through an on-going acquisition program of businesses in the biosolids management industry in selected markets. Inherent in such strategy are certain risks, such as increasing demand for liquidity and capital resources and increasing debt service requirements. The market for such acquisition prospects is highly competitive and management expects that certain potential acquirors will have significantly greater capital than the Company. The success of the Company's strategy and its ability to repay increased debt service will depend in part on the Company's ability to continue to contract for, finance and integrate into its business future acquisitions. There can be no assurance the current strategy will result in the desired effect of improving the Company's competitive position and its financial condition.

POTENTIAL ACQUISITION LIABILITIES

         The Company has expanded its business operations significantly since 1992 through the acquisition of existing business. Liabilities may exist with respect to future acquisition candidates or completed acquisitions that the Company fails or is unable or has failed or been unable to discover, including liabilities arising from non-compliance with environmental laws by prior owners, and for which the Company, as a successor owner, may be responsible. Warranties and indemnity provisions in such related acquisition agreements, if obtained, may not fully cover any actually determined liabilities due to their limited scope, amount or duration, or other reasons or the indemnitor or warrantor may not be sufficiently solvent or have sufficient assets to satisfy any resulting claim by the Company. In which case, the Company's financial condition and results of operations could be materially adversely affected.

LARGER AND MORE ESTABLISHED COMPETITION

         The Company competes with other businesses, including businesses in the solid waste collection and disposal business. In many cases, these competitors are larger and more firmly established than the Company. In addition, many of such competitors have greater marketing and development budgets and greater capital resources than the Company. Accordingly, there can be no assurance that the Company will be able to achieve and maintain a competitive position in the Company's industry.

RISK OF MARKET ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES

         There can be no assurances that wastewater sludge generators who may be potential customers of the Company will view any of the Company's biosolids treatment methods as an economically and environmentally acceptable technology for the treatment and recycling of wastewater sludges, that the Company will be successful in marketing the Company's products or services, or that the economic terms under which wastewater sludge generators may be willing to use the Company's services will be profitable to the Company. Moreover, there can be no assurances that producers of the by-products used in the Company's treatment methods will supply such by-products to the Company at economically acceptable prices.

BUSINESS SUBJECT TO WEATHER CONDITIONS

         Although the Company provides its services on a year-round basis, the Company's services may be adversely affected by inclement weather conditions. Extended periods of rain, cold weather or other inclement weather conditions may result in delays in commencing or completing projects, in whole or in part. Any such delays may adversely affect the Company's operations and profitability and may adversely affect the performance of other projects due to scheduling and staffing conflicts.

DEPENDENCE ON ABILITY TO SECURE BONDING

         In order to bid successfully on and secure contracts to perform environmental services of the nature offered by the Company, the Company frequently must provide surety bonds with respect to each respective project. Thus, the number and size of contracts which the Company can perform is directly dependent upon the Company's ability to obtain bonding which, in turn, is dependent upon the Company's net worth and working capital. There can be no assurance that the Company will have adequate bonding capacity to bid on all of the projects which it would otherwise bid upon were it to have such bonding capacity or that it will in fact be successful in obtaining additional jobs on which it may bid.

RISK OF COST OVERRUNS

         Historically, the majority of the Company's contracts are on a fixed price or per unit basis. Risks inherent in such contracts include cost overruns on projects caused by unanticipated price increases, unanticipated problems, inefficient project management, inaccurate estimation of labor or material costs or disputes over the terms and specification of contract performance. There can be no assurance that cost overruns will not occur in the future and have a material adverse effect on the Company's financial condition and results of operations. In addition, in order to remain competitive in the future, the Company may have to agree to enter into more fixed price and per unit contracts than in the past.

DEPENDENCE ON KEY PERSONNEL

         The Company is dependent upon the skills of its management team.
There is strong competition for qualified personnel in the biosolids treatment industry, and the loss of key personnel or an inability to continue to attract, retain and motivate key personnel could adversely affect the Company's business. There can be no assurances that the Company will be able to retain its existing key personnel or to attract additional qualified personnel. The Company does not have key-man life insurance on any employees of the Company.

RISK OF LOSING NASDAQ SMALL-CAP MARKET LISTING

         The failure of the Company to meet the maintenance requirements of the Nasdaq SmallCap Market could result in the Company's securities being delisted from the Nasdaq SmallCap Market, with the result that the Company's securities would trade on the OTC Electronic Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc., which are generally considered to be less efficient markets. Delisting from the Nasdaq SmallCap Market may cause a material decline in the stock price, difficulty in conducting trades and impair the Company's ability to obtain future financing.

DISCLOSURE RELATING TO LOW-PRICED STOCKS

         If, at any time, the Company's securities are not listed for trading in the Nasdaq SmallCap Market, the Company's securities could become subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Exchange Act. Many brokers do not trade "penny stock" because of difficulties in complying with the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that the

Company's securities become subject to the "penny stock rules," there may develop an adverse impact on the market for the Company's securities.

RISK OF REDEMPTION OF WARRANTS

         The Company has given notice of a February 21, 1997 redemption of its warrants, which could result in issuance of up to 3,000,000 shares of Common Stock. The shares of Common Stock underlying the warrants have certain registration rights.

LACK OF DIVIDENDS ON COMMON STOCK

         The Company has paid no dividends on its Common Stock to date and there are no plans for paying dividends in the foreseeable future.

POTENTIAL ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS; RIGHTS AGREEMENT

         The Company's Restated Certificate of Incorporation includes certain provisions which are intended to protect the Company's stockholders by rendering it more difficult for a person or persons to obtain control of the Company without cooperation of the Company's management. These provisions include certain super majority requirements for the amendment of the Company's Restated Certificate of Incorporation and bylaws. Such provisions are often referred to as "anti-takeover" provisions. The inclusion of such "anti-takeover" provisions in the Restated Certificate of Incorporation may delay, deter or prevent a takeover of the Company which the stockholders may consider to be in their best interests, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of their securities at above-market prices, or limit the ability of stockholders to remove incumbent directors as readily as the stockholders may consider to be in their best interests.

         The Company recently declared a dividend distribution of one right (a "Right") for each outstanding share of Common Stock when exercisable, entitles the registered holder to purchase from the Company one one-thousandth (1/1,000th) of a share of preferred stock--Junior Participating Series A, par value $.002 per share, at a price of $10.00 per one one-thousandth (1/1,000th) share, subject to adjustment. The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned (or that were owned) by such a person or group may become void. However, the Rights should not interfere with any merger or other business combination approved by the Board of Directors because, if the Rights would become exercisable as a result of such merger or other business combination, the Board of Directors, may, at its option prior to the time that any person acquires 15% or more of the Company's Common Stock, redeem all (but not less than all) of the then outstanding Rights at the redemption price.

FUTURE ISSUANCES OF PREFERRED STOCK

         The Company's Restated Certificate of Incorporation, as amended, authorizes the issuance of preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors, without shareholder approval. In the event of the issuance of additional series of preferred stock, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurances that the Company will not do so in the future.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information, as of the date hereof, with respect to the number of Shares beneficially owned and being offered hereby by the Selling Stockholders:

                                                                         SHARES OFFERED        SHARES TO BE
              NAME AND ADDRESS                    SHARES OWNED               HEREBY               OWNED
 Donald L. Thone
 16000 Stuebner Airline, Suite 420                   563,296                 246,296              317,000*
 Spring, Texas 77379 . . . . . . . . . .

 Daniel L. Shook
 16000 Stuebner Airline, Suite 420                   134,000                 125,000               9,000*
 Spring, Texas 77379 . . . . . . . . . .

 Irwin I. Gelbart
 77 North Village Avenue                              50,000                 50,000                   --*
 Rockville Center, New York 11570  . . .

---------------

* Less than one percent.


         All of the shares offered hereby have been or are to be acquired by the holders thereof upon the exercise of outstanding options granted to Messrs. Thone, Shook and Gelbart pursuant to certain employment agreements in the case of Messrs. Thone and Shook and a stock option agreement in the case of Mr. Gelbart, at an exercise price of $2.00. Of the shares offered hereby, one-third of the shares offered by Messrs. Thone and Shook have not yet vested and will not vest until January 1998, and in the case of Mr. Gelbart, two-thirds of the shares offered by him have not yet vested and will vest subject to certain schedules. Mr. Thone has been a director of the Company since July 1993 and has served as its chief executive officer since January 1994. Mr. Shook has been an officer and director since January 1996; and Mr. Gelbart has served as a director since 1991.

                              PLAN OF DISTRIBUTION

         All or part of the Common Stock offered hereby may be sold by the Selling Stockholders from time to time (i) on the Nasdaq SmallCap Market or otherwise at prices current at the time of sale or at prices related to such market prices, either directly or through brokers or to dealers, to the extent that such prices are obtainable and satisfactory to the Selling Stockholders or
(ii) to the extent the same may be available, pursuant to Rule 144 under the Securities Act. It is anticipated that any commissions with respect to such sales will not exceed regular brokerage commissions. The Selling Stockholders, and brokers executing selling orders on behalf of the Selling Stockholders and dealers to whom the Selling Stockholders may sell, may be deemed "underwriters" within the meaning of the Securities Act. Any profit represented by the excess of the selling price over the cost of the shares sold in the case of dealers, or any commission received in the case of brokers, may be deemed to be underwriting discounts or commissions under the Securities Act.

                          DESCRIPTION OF COMMON STOCK

         The Company has authorized 100,000,000 shares of Common Stock, par value $0.002 per share. Holders of the Common Stock are entitled to cast one vote for each share held of record, to receive such dividends as may be declared by the Board of Directors out of legally available funds and to share ratably in any distribution of the Company's assets after payment of all debts and other liabilities, upon liquidation, dissolution or winding up. Cumulative voting is allowed for the election of directors. Holders of the Common Stock do not have preemptive rights or other rights to subscribe for additional shares, and the Common Stock is not subject to redemption.

                                    EXPERTS

         The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                 LEGAL MATTERS

         Certain legal matters in connection with the Shares have been passed upon for the Company by Porter & Hedges, L.L.P., Houston, Texas.

================================================================================

         NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, NOR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                        ------------------------------


                               TABLE OF CONTENTS

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Incorporation of Certain Documents by Reference . . . . . . . . . . . . . .   2
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Selling Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

================================================================================


================================================================================

                                421,296 SHARES


                           SYNAGRO TECHNOLOGIES, INC.


                                  COMMON STOCK
                          (PAR VALUE $.002 PER SHARE)




                        ------------------------------

                                   PROSPECTUS

                        ------------------------------




                               February ___, 1997




================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                    SEC registration fee  . . . . . . . . . . . . . . . . . .                $355.07
                    Blue Sky fees and expenses  . . . . . . . . . . . . . . .               1,000.00
                    Legal fees and expenses   . . . . . . . . . . . . . . . .               7,000.00
                    Printing expenses   . . . . . . . . . . . . . . . . . . .               1,000.00
                    Accounting fees and expenses  . . . . . . . . . . . . . .               2,000.00
                    Miscellaneous   . . . . . . . . . . . . . . . . . . . . .               2,000.00
                                                                                      --------------

                                     Total Expenses   . . . . . . . . . . . .         $    13,355.07
                                                                                      ==============

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

         In a suit brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys' fees).

         The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

         The Restated Certificate of Incorporation and bylaws of the Company require the Company to indemnify the Company's directors and officers to the fullest extent permitted under Delaware law, and to implement such provisions the Company has entered into contractual indemnity agreement with its directors and executive officers. The Company's Restated Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

         The Company has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws.

ITEM 16.  EXHIBITS

         (a)     EXHIBITS

         The exhibits listed in the Exhibit Index below are filed as part of the Registration Statement:

       Exhibit                     Description
       Number

         5.1            Opinion of Porter & Hedges, L.L.P.

        23.1            Consent of Porter & Hedges, L.L.P. (included in
                        Exhibits 5.1)

        23.2            Consent of Singer Lewak Greenbaum & Goldstein LLP

        24.1            Powers of Attorney (included on signature page hereto.)



ITEM 17.  UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that clauses (a)(1)(i) and (a)(1)(ii) of this paragraph do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald L. Thone and Daniel L. Shook, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 31, 1997.



                                   SYNAGRO TECHNOLOGIES, INC.


                                   By: /s/ Donald L. Thone
                                       ----------------------------------------
                                       Donald L. Thone, Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURES                                   TITLE                                      DATE
                ----------                                   -----                                      ----
          /s/ Donald L. Thone                 President and Chief Executive Officer               January 31, 1997
 ----------------------------------------        (Principal Executive Officer)
              Donald L. Thone

          /s/ Daniel L. Shook                 Chief Financial Officer and Director                January 31, 1997
 ----------------------------------------       (Principal Financial Officer and
              Daniel L. Shook                    Principal Accounting Officer)


         /s/ Irwin I. Gelbart                              Director                               January 31, 1997
 ----------------------------------------
             Irwin I. Gelbart

         /s/ Tony D. Childers                              Director                               January 31, 1997
 ----------------------------------------
             Tony D. Childers

                                 EXHIBIT INDEX




Exhibit
Number           Description
------           -----------
*5.1             Opinion of Porter & Hedges, L.L.P.

*23.1            Consent of Porter & Hedges, L.L.P. (included in Exhibits 5.1)

*23.2            Consent of Singer Lewak Greenbaum & Goldstein LLP

*24.1            Powers of Attorney (included on signature page hereto)

--------------

*        Filed herewith.